UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Cape Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 24, 2015

Dear Stockholder:

We cordially invite you to attend the 2015 Annual Meeting of Stockholders of Cape Bancorp, Inc., the parent company of Cape Bank. The Annual Meeting will be held at The Greate Bay Country Club, 901 Mays Landing Road, Somers Point, New Jersey 08244 at 9:00 a.m., local time, on April 27, 2015.

The enclosed Notice of Annual Meeting and Proxy Statement describes the formal business to be transacted. During the Annual Meeting we will also report on the operations of Cape Bancorp, Inc. and Cape Bank. Our Directors and officers will be present to respond to any questions that stockholders may have.

The business to be conducted at the Annual Meeting includes the election of three Directors, the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, and the approval of an advisory, non-binding resolution with respect to executive compensation, as described in the Proxy Statement.

Our Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interests of Cape Bancorp, Inc. and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” the election of the Director nominees as well as each matter to be considered.

YOUR VOTE IS IMPORTANT. We encourage you to read the Proxy Statement and vote your shares as soon as possible. Stockholders may vote via the Internet, by telephone or by completing the enclosed Proxy Card in the enclosed postage-paid envelope. Voting in advance of the Annual Meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

Also enclosed for your review is our Annual Report on Form 10-K for the year ended December 31, 2014, which contains detailed information concerning our business activities and operating performance.

Sincerely,

/s/ Michael D. Devlin
President and Chief Executive Officer

CAPE BANCORP, INC.

225 North Main Street

Cape May Court House, New Jersey 08210

(609) 465-5600

NOTICE OF

2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 27, 2015

Notice is hereby given that the Annual Meeting of Stockholders of Cape Bancorp, Inc. will be held at The Greate Bay Country Club, 901 Mays Landing Road, Somers Point, New Jersey 08244 on April 27, 2015 at 9:00 a.m., local time.

A Proxy Statement and Proxy Card for the Annual Meeting are enclosed. The Annual Meeting is for the purpose of considering and acting upon:

1.	The election of three Directors;
2.	The ratification of the appointment of Crowe Horwath LLP as independent registered public accountants for the fiscal year ending December 31, 2015;
3.	An advisory, non-binding resolution with respect to executive compensation, as described in the Proxy Statement; and
4.	Such other business as may properly come before the Annual Meeting, and any adjournments or postponement thereof.

The Board is not aware of any other such business. Any action may be taken on the foregoing proposals at the Annual Meeting, including all adjournments thereof. Stockholders of record at the close of business on March 6, 2015 are entitled to vote at the Annual Meeting. A list of stockholders entitled to vote will be open and available for inspection at The Greate Bay Country Club, 901 Mays Landing Road, Somers Point, New Jersey 08244 during the entire Annual Meeting.

By Order of the Board of Directors
Cape Bancorp, Inc.

/s/ B. Matthew McCue

Cape May Court House, New Jersey	B. Matthew McCue
March 24, 2015	Corporate Secretary

It is important that your shares be represented and voted at the Annual Meeting. Stockholders whose shares are held in registered form have a choice of voting by proxy card, telephone or the Internet, as described on your proxy card. Stockholders whose shares are held in the name of a broker, bank or other holder of record must vote in the manner directed by SUCH HOLDER. TO VOTE YOUR SHARES, PLEASE FOLLOW THE INSTRUCTIONS LOCATED ON your proxy card or the information forwarded by your broker, bank or other holder of record. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING. Any Stockholder OF RECORD present at the Annual Meeting may withdraw his or her proxy and vote personally on any matter properly brought before the Annual Meeting. IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED APPROPRIATE DOCUMENTATION FROM THE STOCKHOLDER OF RECORD TO VOTE IN PERSON AT THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 2015—This Proxy Statement, PROXY CARD and Cape Bancorp, Inc.’s 2014 Annual Report to Stockholders are each available at www.proxyvote.com.

Proxy Statement

CAPE BANCORP, INC.

225 North Main Street

Cape May Court House, New Jersey 08210

(609) 465-5600

2015 ANNUAL MEETING OF STOCKHOLDERS

April 27, 2015

This Proxy Statement and the accompanying Proxy Card and the Annual Report to Stockholders are being furnished to the stockholders of Cape Bancorp, Inc. (the “Company”) in connection with the solicitation of proxies on behalf of the Board of Directors of Cape Bancorp, Inc. to be used at the 2015 Annual Meeting of Stockholders of Cape Bancorp, Inc., which will be held at The Greate Bay Country Club, 901 Mays Landing Road, Somers Point, New Jersey 08244, on April 27, 2015, at 9:00 a.m., local time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about March 24, 2015.

Who Can Vote

The Board of Directors has fixed March 6, 2015 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Cape Bancorp, Inc. common stock, par value $0.01 per share, at the close of business on such date will be entitled to vote at the Annual Meeting. On March 6, 2015, 11,484,396 shares of Cape Bancorp, Inc. common stock were outstanding and held by approximately 1,040 holders of record. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Cape Bancorp, Inc. common stock is necessary to constitute a quorum at the Annual Meeting.

How Many Votes You Have

Each holder of shares of Cape Bancorp, Inc. common stock outstanding on March 6, 2015 will be entitled to one vote for each share held of record, except as limited by the following sentence: Cape Bancorp, Inc.’s Articles of Incorporation provide that stockholders of record who beneficially own in excess of 10% of the outstanding shares of common stock of Cape Bancorp, Inc. are not entitled to any vote with respect to the shares held in excess of that 10% limit. A person or entity is deemed to beneficially own shares that are owned by an affiliate, as well as by any person acting in concert with such person or entity.

Matters to Be Considered

The purpose of the Annual Meeting is to vote on the election of three Directors, to ratify the appointment of Crowe Horwath LLP as our independent registered public accountants for the fiscal year ending December 31, 2015, and to approve an advisory, non-binding resolution with respect to our executive compensation described in the Proxy Statement.

You may be asked to vote upon other matters that may properly be submitted to a vote at the Annual Meeting. You also may be asked to vote on a proposal to adjourn or postpone the Annual Meeting. Cape Bancorp, Inc. could use any adjournment or postponement for the purpose, among others, of allowing additional time to solicit proxies.

The Board of Directors is currently unaware of any other matters that may be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, or at any adjournment or postponement of the Annual Meeting, shares represented by properly submitted proxies will be voted, or not voted, by the persons named as proxies on the Proxy Card in their best judgment.

How to Vote

You may vote your shares by completing and signing the enclosed Proxy Card and returning it in the enclosed postage-paid envelope or by attending the Annual Meeting. Alternatively, you may choose to vote your shares using the Internet or telephone voting options, which are explained on your Proxy Card. You should complete and return the Proxy Card accompanying this document, or vote using the Internet or telephone voting options, in order to ensure that your vote is counted at the Annual Meeting, or at any adjournment or postponement thereof, regardless of whether you plan to attend. Where no instructions are indicated, validly executed proxies will be voted “FOR” the election of the three Director nominees named on the Proxy Statement as well as “FOR” each other proposal set forth in this Proxy Statement for consideration at the Annual Meeting.

If you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from the stockholder of record to attend the Annual Meeting. Examples of such documentation include a broker's statement or letter or other documentation that will confirm your ownership of shares of Cape Bancorp, Inc. common stock. If you want to vote your shares of Cape Bancorp, Inc. common stock that are held in street name in person at the Annual Meeting, you will need a written proxy in your name from the broker, bank or other nominee who holds your shares.

Participants in the Cape Bank ESOP or 401(k) Plan

If you participate in the Cape Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold Cape Bancorp common stock through the Cape Bank Employees’ Savings & Profit Sharing Plan (the “401(k) Plan”), you will receive one Proxy Card for all plans that reflects all of the shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of Cape Bancorp common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to provide instructions for all shares credited to his or her 401(k) Plan account and held in the Cape Bancorp, Inc. Stock Fund. Shares for which no voting instructions are given or for which instructions were not timely received will be voted in the same proportion as shares for which voting instructions were received. The deadline for returning your voting instructions is April 21, 2015. Telephonic and Internet voting cutoff is 5:00 p.m. EDT.

Quorum and Vote Required

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Cape Bancorp, Inc. common stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted solely for the purpose of determining whether a quorum is present. A proxy submitted by a broker that is not voted is sometimes referred to as a broker non-vote.

Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is “Withheld.” The ratification of the appointment of Crowe Horwath LLP as independent registered public accountants is determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.” As to the advisory, non-binding resolution with respect to our executive compensation as described in this Proxy Statement, a stockholder may: (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution. The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the Proxy Card, is required for the approval of this non-binding resolution. While this vote is required by law, it will neither be binding on Cape Bancorp, Inc. or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on Cape Bancorp, Inc. or the Board of Directors.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. You may revoke your proxy by:

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•	Submitting written notice of revocation to the Corporate Secretary of Cape Bancorp, Inc. prior to the voting of such proxy;

•	Submitting a properly executed proxy bearing a later date;

•	Using the Internet or telephone voting options, which are explained on the Proxy Card; or

•	Voting in person at the Annual Meeting; however, simply attending the Annual Meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

Cape Bancorp, Inc.

225 North Main Street

Cape May Court House, New Jersey 08210

Attention: B. Matthew McCue, Corporate Secretary

If your shares are held in street name, your broker votes your shares and you should follow your broker’s instructions regarding the revocation of proxies.

Recommendation of the Board of Directors

The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of Cape Bancorp, Inc. and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” the election of the Director nominees as well as each other matter to be considered. Unless otherwise instructed, validly executed proxies will be voted “FOR” the election of each of the nominees and each matter to be considered at the Annual Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Persons and groups who beneficially own in excess of 5% of our shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934. The following table sets forth, as of March 6, 2015, the shares of our common stock beneficially owned by each person known to us who was the beneficial owner of more than 5% of the outstanding shares of our common stock.

	Amount of Shares
	Owned and Nature	Percent of Shares
Name and Address of	of Beneficial	of Common Stock
Beneficial Owners	Ownership (1)	Outstanding

Patriot Financial Partners, GP, LLC (2) Cira Centre 2929 Arch Street, 27th Floor Philadelphia, PA 19104	1,409,205	12.27

Cape Bank Employee Stock Ownership Plan(3) 225 North Main Street Cape May Court House, New Jersey 08210	1,084,465	9.44

Wellington Management Group, LLP (4) 280 Congress Street Boston, MA 02210	901,224	7.85

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

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(2)	Based on information contained in a Form 4 filed by James J. Lynch on March 9, 2015. Patriot Financial Partners, L.P. possesses shared voting and dispositive power and beneficially owns 1,201,626 shares of Company stock. Patriot Financial Partners Parallel, L.P. possesses shared voting and dispositive power and beneficially owns 207,579 shares of Company stock. Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. are collectively referred to herein as the “Funds.” Patriot Financial Partners, GP, LLC (the “LLC”) serves as a general partner of Patriot Financial Partners GP, L.P. (the “GP”) and the GP serves as general partner of the Funds. Messrs. Wycoff, Lubert and Lynch also serve as general partners of the Funds and the GP and as members of the LLC. Based on these relationships, each of Messrs. Wycoff, Lubert and Lynch, the LLC and the GP may be deemed to possess shared voting and dispositive power over the shares of Company common stock held by the Funds, which totals 1,409,205 shares. This amount includes shares beneficially owned by Mr. Lynch who is a “managing partner” of Patriot Financial Partners and a Director of Cape Bancorp, Inc. Effective March 18, 2015, Mr. Lynch resigned from the Board of Directors of Cape Bancorp, Inc. Concurrent with Mr. Lynch’s resignation, the Board of Directors of Cape Bancorp, Inc. appointed James F. Deutsch to the Board. Mr. Deutsch is a Managing Director of Patriot Financial Partners, L.P.
(3)	Based on a Schedule 13G filed by Cape Bank Employee Stock Ownership Plan Trust with the SEC on February 5, 2015.
(4)	Based on a Schedule 13G/A filed by Wellington Management Group, LLP with the SEC on February 12, 2015.

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PROPOSAL I — ELECTION OF DIRECTORS

Our Board of Directors presently consists of 10 members. Our Bylaws provide that our Board of Directors shall be divided into three classes, and one class of Directors is to be elected annually. Our Directors are generally elected to serve for a three-year period, or a shorter period if the Director is elected to fill a vacancy, and until their respective successors shall have been elected and shall qualify. Three Directors will be elected at the Annual Meeting and will serve until their successors have been elected and qualified. The Nominating Committee has nominated Michael D. Devlin, Benjamin D. Goldman, and Matthew J. Reynolds to serve as Directors for three-year terms. Each of the nominees is currently a member of the Board of Directors, and Mr. Devlin is President and Chief Executive Officer of Cape Bank.

The following table sets forth certain information regarding the composition of our Board of Directors as of March 6, 2015, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Annual Meeting for the election of the nominees identified below. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

Name (1)	Age	Positions Held in Cape Bancorp, Inc.	Director Since (2)	Current Term to Expire	Shares of Common Stock Beneficially Owned (3)		Percent of Class

NOMINEES

Michael D. Devlin	65	Director and Chief Executive Officer / President	2008	2015	458,919	(4)	4.00%
Benjamin D. Goldman	68	Director	2012	2015	4,965	(5)	*
Matthew J. Reynolds	44	Director	2004	2015	27,185	(6)	*

DIRECTORS CONTINUING IN OFFICE

Frank J. Glaser	66	Director	2006	2016	14,735	(7)	*
David C. Ingersoll, Jr.	68	Director	1977	2016	40,735	(8)	*
Thomas K. Ritter	59	Director	2008	2016	177,124	(9)	1.54%
Althea L.A. Skeels	63	Director	2012	2016	16,356	(10)	*
Agostino R. Fabietti	70	Director	2008	2017	106,432	(11)	*
Roy Goldberg	59	Director	2010	2017	4,188	(12)	*
James J. Lynch (18)	65	Director	2009	2017	1,412,840	(13)	12.30%

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Guy Hackney	60	Executive Vice President Chief Financial Officer			88,215	(14)	*
Michele Pollack	53	Executive Vice President Chief Lending Officer			52,423	(15)	*
James F. McGowan, Jr.	68	Executive Vice President Chief Credit Officer			54,115	(16)	*
Charles L. Pinto	59	Executive Vice President Chief Marketing Officer			40,951	(17)	*

All Directors and Executive Officers, as a Group (14 individuals)					2,499,183		21.76%

*	Less than 1% of the 11,484,396 shares of the outstanding Cape Bancorp, Inc. common stock.
(1)	The mailing address for each person listed is 225 North Main Street, Cape May Court House, New Jersey 08210.
(2)	Includes service on the board of Cape Bank.
(3)	See definition of “beneficial ownership” in the table in “Voting Securities and Principal Holders Thereof.”
(4)	Includes 34,568 shares held by Mr. Devlin’s spouse, 4,500 shares held by Mr. Devlin’s daughters, 27,507 shares held by Mr. Devlin in an individual retirement account, 30,735 shares held by Mr. Devlin in a Cape Bank 401(k) plan, 9,684 shares held by Mr. Devlin in a Cape Bank Employee Stock Ownership Plan and 240,000 shares of common stock issuable upon exercise of options issued under the Cape Bancorp, Inc. 2008 Equity Incentive Plan.
(5)	Includes 2,100 shares of restricted stock held by Mr. Goldman under the Cape Bancorp, Inc. 2008 Equity Incentive Plan and 590 shares of common stock issuable upon exercise of options issued under the Cape Bancorp, Inc. 2008 Equity Incentive Plan.

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(6)	Includes 7,250 shares held by Mr. Reynolds’s company 401(k) plan, 4,000 shares held by Mr. Reynolds in an individual retirement account, 1,275 shares of restricted stock held by Mr. Reynolds under the Cape Bancorp, Inc. 2008 Equity Incentive Plan and 1,770 shares of common stock issuable upon exercise of option issued under the Cape Bancorp, Inc. 2008 Equity Incentive Plan.
(7)	Includes 5,000 shares held by Mr. Glaser in an individual retirement account, 5,000 shares owned by a company controlled by Mr. Glaser, 1,275 shares of restricted stock held by Mr. Glaser under the Cape Bancorp, Inc. 2008 Equity Incentive Plan and 2,360 shares of common stock issuable upon exercise of options issued under the Cape Bancorp, Inc. 2008 Equity Incentive Plan.
(8)	Includes 1,275 shares of restricted stock held by Mr. Ingersoll under the Cape Bancorp, Inc. 2008 Equity Incentive Plan and 2,360 shares of common stock issuable upon exercise of options issued under the Cape Bancorp, Inc. 2008 Equity Incentive Plan.
(9)	Includes 107,389 shares held by Mr. Ritter’s spouse, 55,000 shares owned by a company controlled by Mr. Ritter, 10,000 shares in his company’s 401(k) plan, 1,275 shares of restricted stock held by Mr. Ritter under the Cape Bancorp, Inc. 2008 Equity Incentive Plan and 2,360 shares of common stock issuable upon exercise of option issued under the Cape Bancorp, Inc. 2008 Equity Incentive Plan.
(10)	Includes 4,193 shares held by Ms. Skeels in an individual retirement account, 2,100 shares of restricted stock held by Ms. Skeels under the Cape Bancorp, Inc. 2008 Equity Incentive Plan, and 590 shares of common stock issuable upon exercise of options issued under the Cape Bancorp, Inc. 2008 Equity Incentive Plan.
(11)	Includes 71,697 shares held by Mr. Fabietti’s spouse, 22,000 shares held in an individual retirement account, 1,275 shares of restricted stock held by Mr. Fabietti under the Cape Bancorp, Inc. 2008 Equity Incentive Plan and 2,360 shares of common stock issuable upon exercise of options issued under the Cape Bancorp, Inc. 2008 Equity Incentive Plan.
(12)	Includes 223 shares held by Mr. Goldberg’s son, 2,100 shares of restricted stock held by Mr. Goldberg under the Cape Bancorp, Inc. 2008 Equity Incentive Plan, and 590 shares of common stock issuable upon exercise of options issued under the Cape Bancorp, Inc. 2008 Equity Incentive Plan.
(13)	Includes 1,381,905 shares held in a partnership in which Mr. Lynch is a member, 1,275 shares of restricted stock held by Mr. Lynch under the Cape Bancorp, Inc. 2008 Equity Incentive Plan and 2,360 shares of common stock issuable upon exercise of options under the Cape Bancorp, Inc. 2008 Equity Incentive Plan.
(14)	Includes 3,206 shares held by Mr. Hackney in an individual retirement account, 23,317 shares held by Mr. Hackney in a Cape Bank 401(k) plan, 8,159 shares held by Mr. Hackney in a Cape Bank Employee Stock Ownership Plan and 48,000 shares of common stock issuable upon exercise of options issued under the Cape Bancorp, Inc. 2008 Equity Incentive Plan.
(15)	Includes 4,423 shares held by Ms. Pollack in a Cape Bank Employee Stock Ownership Plan and 48,000 shares of common stock issuable upon exercise of options under the Cape Bancorp, Inc. 2008 Equity Incentive Plan.
(16)	Includes 2,000 shares held by Mr. McGowan in an individual retirement account, 4,115 shares held by Mr. McGowan in a Cape Bank Employee Stock Ownership Plan and 48,000 shares of common stock issuable upon exercise of options under the Cape Bancorp, Inc. 2008 Equity Incentive Plan.
(17)	Includes 2,300 shares held by Mr. Pinto in an individual retirement account, 2,651 shares held by Mr. Pinto in a Cape Bank Employee Stock Ownership Plan and 36,000 shares of common stock issuable upon exercise of options under the Cape Bancorp, Inc. 2008 Equity Incentive Plan.
(18)	On March 18, 2015, Mr. Lynch resigned from the Board of Directors, effective immediately. Concurrent with Mr. Lynch’s resignation, the Board of Directors of the Company appointed James F. Deutsch to the Board to serve the remainder of Mr. Lynch’s term.

Directors

The biographies of each of the nominees and continuing Directors below contains information regarding the person's service as a Director, business experience, Director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Corporate Governance Committee and the Board to determine that the person should serve as a Director for the Company beginning in 2015.

Michael D. Devlin has served as a Director since January 31, 2008 and President and Chief Executive Officer since January 27, 2009. Mr. Devlin currently serves as a member of the Board of Directors of Marquette National Corporation, a bank holding company based in Chicago, Illinois. Mr. Devlin brings extensive banking and management expertise to the Board of Directors.

Agostino R. Fabietti has served as Chairman of the Board of Directors since April 26, 2011 and as a Director since January 31, 2008, previously serving as a Director of Boardwalk Bancorp, Inc. and Boardwalk Bank since 1999. He is a principal of Fabietti, Hale, Hammerstedt and Powers, PA, a regional accounting firm which provides accounting and financial services to businesses, professional corporations and individuals. Mr. Fabietti oversees 14 professionals at Fabietti, Hale, Hammerstedt and Powers. Mr. Fabietti is a certified public accountant whose background in this sector enhances the Board of Director’s oversight of financial reporting and its relationship with its independent public accounting firm.

Frank J. Glaser has served as a Director of Cape Bank since January 30, 2006. Mr. Glaser is the President and owner of James Candy Company, a retail, manufacturing and mail order business headquartered in Atlantic City, New Jersey. Mr. Glaser’s experience managing a local business and his knowledge of the local business landscape provides the Board of Directors a unique perspective.

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Roy Goldberg has served as a Director since August 16, 2010, previously serving as a Director of Boardwalk Bancorp, Inc. and Boardwalk Bank since 1999. He is the former President and Chief Executive Officer of Gold Transportation Services, which had supplied air transportation services to the Atlantic City, New Jersey casino industry. He is currently Chairman of the Gold Foundation, Vice Chairman of the Bacharach Institute for Rehabilitation and sits on the board of Atlanticare. Mr. Goldberg brings extensive knowledge of the local community to the Board of Directors.

Benjamin D. Goldman has served as a Director since June 28, 2012. Mr. Goldman is a managing partner for Palm Aire Associates LP, a developer and a former golf course owner. Mr. Goldman serves on the Board of Directors for the ALC Group, an Environmental Testing and Remediation Company and on the Board of Advisors for Surety Title Company. Mr. Goldman brings extensive knowledge of the local real estate community to the Board of Directors.

David C. Ingersoll, Jr. has served as a Director of Cape Bank since January 1, 1977. Mr. Ingersoll is the owner and President of Ingersoll-Greenwood, a funeral home located in North Wildwood, New Jersey. Mr. Ingersoll has extensive knowledge of the local markets and communities served by Cape Bank.

James J. Lynch has served as a Director since February 23, 2009, and, effective March 18, 2015, resigned from the Board of Directors. Mr. Lynch is a managing partner of Patriot Financial Partners, a firm focused on investing in community banks, headquartered in Philadelphia, Pennsylvania. Mr. Lynch has considerable experience in and knowledge of the capital markets, as well as significant executive level banking experience, which is valuable to the Board of Directors in its assessment of Cape Bancorp’s sources and uses of capital. Mr. Lynch currently serves as a member of the Board of Directors at other financial institutions.

Matthew J. Reynolds has served as a Director of Cape Bank since October 25, 2004. Mr. Reynolds is a Certified Public Accountant and the Co-Managing Partner of Capaldi, Reynolds and Pelosi, a certified public accounting firm located in Northfield, New Jersey, overseeing 72 employees. Capaldi, Reynolds and Pelosi provides auditing, tax planning and compliance and business consulting services. Mr. Reynolds is also Co-Managing partner of CRA Financial Services, an SEC registered investment advisory firm that manages more than $390 million in assets. Mr. Reynolds has multiple investment and insurance licenses, including the FINRA Series 66, and is a Certified Financial Planner. Mr. Reynolds brings extensive accounting experience that benefits the Board of Directors in its oversight of financial reporting and disclosure issues.

Thomas K. Ritter has served as a Director since January 31, 2008, previously serving as a Director of Boardwalk Bancorp, Inc. and Boardwalk Bank since 1999. He is the owner and President of A. E. Stone, Inc., an asphalt manufacturer and paving contractor located in Pleasantville, NJ. Mr. Ritter is a certified public accountant (retired). Mr. Ritter brings extensive knowledge of the local commercial real estate industry to the Board of Directors. Mr. Ritter currently serves on the Shore Medical Center Foundation Board and the Board of Trustees of Westminster College, New Wilmington, Pa., and is a Trustee of the J. Wood Platt Caddie Scholarship Trust.

Althea L.A. Skeels has served as a Director since November 19, 2012. Ms. Skeels is Co-Founder and Principal of Cobble Hill Financial Services, a consulting and investment management firm, located in Moorestown, New Jersey, dealing almost exclusively with institutional client portfolios. During her career, she has served as lead partner responsible for the Philadelphia Deloitte & Touche banking and financial services clients, then as Executive Vice President and Portfolio Manager responsible for the institutional client division for Rittenhouse Financial Services. Ms. Skeels is registered with the SEC as an investment advisor. Ms. Skeels brings extensive accounting/banking knowledge to the Board of Directors.

James F. Deutsch was appointed as a Director on March 18, 2015. Mr. Deutsch has served as a Managing Director of Patriot Financial Partners, L.P. since April 2011. From November 2004 until April 2011, Mr. Deutsch served as President, Chief Executive Officer and Director of Team Capital Bank, a community bank. Mr. Deutsch has over 35 years of banking and investment marketing experience, which is valuable to the Board of Directors. Mr. Deutsch currently serves as a member of the Board of Directors at other financial institutions.

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Executive Officers of Cape Bank Who Are Not Also Directors

Guy Hackney has served as Chief Financial Officer since January 27, 2009. He was appointed Executive Vice President effective February 21, 2011. Mr. Hackney previously served as Senior Vice President, Accounting and Finance, at Cape Bank since the merger of Boardwalk Bank into Cape Bank on January 31, 2008. He has over 34 years of experience in banking.

Michele Pollack has served as Executive Vice President/Chief Lending Officer since May 7, 2010. Prior to that time, Ms. Pollack served as Managing Director and Chief Lending Officer for a Pennsylvania-based bank. She has over 33 years of experience in the banking industry, including 22 years in lending.

James F. McGowan, Jr. has served as Executive Vice President/Chief Credit Officer since April 19, 2010. Prior to that time, Mr. McGowan served as Executive Vice President/Chief Credit Officer of a large regional bank in the Northeast. He has over 30 years of experience of banking experience including executive management in the areas of Credit Management and Commercial Lending.

Charles L. Pinto has served as Executive Vice President/Chief Marketing Officer since July 5, 2011. Prior to that time, Mr. Pinto was Senior Vice President and Director of Corporate Communications for Wilmington Trust, a diversified financial services firm specializing in banking, trust and wealth management. He has over 29 years of industry experience, serving in a variety of sales, marketing and business line management positions.

In the sections that follow, the term “Named Executive Officers” shall refer to Mr. Michael D. Devlin, Mr. Guy Hackney, Ms. Michele Pollack, Mr. James F. McGowan, Jr., and Mr. Charles L. Pinto.

Board Independence and Leadership Structure

The Board of Directors affirmatively determines the independence of each Director in accordance with Nasdaq Stock Market rules, which include all elements of independence set forth in the Nasdaq listing standards. Based on these standards, the Board of Directors has determined that, with the exception of Michael D. Devlin, our President and Chief Executive Officer, each member of the Board of Directors is independent of Cape Bancorp, Inc.

The Board of Directors has determined that having an independent Director serve as Chairman of the Board is in the best interest of stockholders at this time. The structure ensures a greater role for the independent Directors in the oversight of Cape Bancorp, Inc. and active participation of the independent Directors in setting agendas and establishing Board priorities and procedures.

Meetings and Committees of the Board of Directors

The business of Cape Bancorp, Inc. is conducted at regular and special meetings of the full Board and its standing committees. In addition, our independent Directors meet in Executive Sessions. The standing committees consist of the Compensation, Audit, and Nominating and Corporate Governance Committees. During the year ended December 31, 2014, Cape Bancorp, Inc. and Cape Bank held regular meetings. The Board of Cape Bancorp, Inc. met at twelve regular meetings and the Board of Cape Bank met at twelve regular meetings and two special meetings during the year ended December 31, 2014. No member of the Board or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he/she has been a Director); and (ii) the total number of meetings held by all committees of the Board on which he/she served (during the periods that he/she served). The duties and responsibilities of the Compensation, Audit, and Nominating and Corporate Governance Committees are as follows:

Compensation Committee. The Compensation Committee is comprised of non-employee Directors who satisfy the independence requirements of the Nasdaq Stock Exchange on which our shares are listed. The members of the Compensation Committee currently consist of Directors Goldman, who serves as Chairman, Glaser, Reynolds, Ritter and Skeels. The Compensation Committee meets at least annually or more frequently if necessary. Our Board of Directors has adopted a written charter for the Committee, which is available on our website at www.capebanknj.com under the Investment Relations tab. The Compensation Committee met three times during the year ended December 31, 2014. The purpose of the Compensation Committee is to, among other things, assist the Board in fulfilling its responsibilities regarding the compensation and benefits of our Directors and executive management.

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In furtherance of these objectives, the Compensation Committee is responsible for:

•	Reviewing, evaluating and recommending objectives relevant to the Chief Executive Officer’s compensation; evaluating the Chief Executive Officer’s performance relative to established goals; and reviewing, evaluating and recommending to the Board of Directors the Chief Executive Officer’s compensation;

•	Reviewing, evaluating and recommending, in consultation with the Chief Executive Officer, goals relevant to the compensation of our other Named Executive Officers; and reviewing such Officers’ performance in light of these goals and determining such Officers’ cash and equity compensation based on this evaluation;

•	Establishing and administering our incentive cash compensation program for Executive Management;

•	Administering our equity incentive award program;

•	Reviewing, evaluating and recommending, in consultation with the Nominating and Corporate Governance Committee, the compensation to be paid to our Directors and to Directors of our affiliates for their service on the Board of Directors;

•	Reviewing, evaluating and recommending the terms of employment and severance agreements and arrangements for Executive Management, including any change of control and indemnification provisions, as well as other compensatory arrangements and perquisite programs for Executive Management; and

•	Reviewing and approving changes in our qualified benefit plans that result in a material change in costs or the benefit levels provided and changes in a plan trustee, administrator, or service provider.

The Compensation Committee, in performing these duties and responsibilities with respect to Director and Executive Officer compensation, utilizes survey information provided by compensation consultants.

Audit Committee. The Audit Committee consists of Directors Reynolds, who serves as Chairman, Fabietti, Goldberg, Ingersoll and Ritter. Each member of the Audit Committee is “independent” as defined in the Nasdaq corporate governance listing standards and under Securities and Exchange Commission Rule 10A-3. The Board of Directors has determined that Directors Reynolds and Fabietti each qualify as an “audit committee financial expert”, as that term is used in the rules and regulations of the Securities and Exchange Commission. Information with respect to the experience of Directors Reynolds and Fabietti is included in “Directors.” Our Board of Directors has adopted a written charter for the Audit Committee, which is available at our website at www.capebanknj.com under the Investment Relations tab. The Audit Committee met five times during the year ended December 31, 2014.

The duties and responsibilities of the Audit Committee include, among other things:

•	Monitoring and overseeing the integrity of our accounting and financial reporting process, audits, financial statements and systems of internal controls;

•	Monitoring and overseeing the independence and performance of our external auditors, internal auditors and outsourced internal audit consultants;

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•	Facilitating communication among the external auditors, management, internal auditors, and the outsourced internal audit consultants; and

•	Maintaining oversight of the external auditors, including the appointment, compensation, retention and, when considered necessary, the dismissal of the external auditors.

Audit Committee Report

The Audit Committee has issued a report that states as follows:

•	We have reviewed and discussed with management and the independent registered public accounting firm our audited consolidated financial statements for the year ended December 31, 2014;

•	We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended; and

•	We have received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

The Audit Committee

Matthew J. Reynolds (Chair)

Agostino R. Fabietti

Roy Goldberg

David C. Ingersoll, Jr.

Thomas K. Ritter

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of Directors Glaser, who serves as Chairman, Fabietti, Goldberg, Goldman, Lynch and Skeels. Mr. Lynch served as a member of the Nominating and Corporate Governance Committee until his resignation on March 18, 2015. Concurrent with Mr. Lynch’s resignation, the Board of Directors appointed James F. Deutsch to serve the remainder of Mr. Lynch’s term and further appointed Mr. Deutsch to the Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. Our Board of Directors has adopted a written charter for the Committee, which is available at our website at www.capebanknj.com under the Investment Relations tab. The Nominating and Corporate Governance Committee met one time during the year ended December 31, 2014. The purpose of the Nominating and Corporate Governance Committee is to assist the Board of Directors in identifying qualified individuals to become Board members; recommending to the Board nominees for the next Annual Meeting of Stockholders; determining the size and composition of the Board and its committees; monitoring a process to assess Board effectiveness; developing and implementing corporate governance principles; developing and implementing our Code of Conduct and Ethics; and monitoring the Board’s compliance with applicable Nasdaq listing standards for independence.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. In addition, the Committee is authorized by its charter to engage a third party to assist in the

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identification of Director nominees, if it chooses to do so. The Nominating and Corporate Governance Committee would seek to identify a candidate who, at a minimum, satisfies the following criteria:

•	The highest personal and professional ethics and integrity and whose values are compatible with our values;

•	Experience and achievements that have given them the ability to exercise and develop good business judgment;

•	A willingness to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	A familiarity with the communities in which we operate and/or is actively engaged in community activities;

•	Involvement in other activities or interests that do not create a conflict with their responsibilities to Cape Bancorp and its stockholders; and

•	The capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.

The Nominating and Corporate Governance Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards.

Procedures for the Recommendation of Director Nominees by Stockholders. In February 2008, in connection with our becoming a public company, the Nominating and Corporate Governance Committee adopted procedures for the submission of recommendations for Director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating and Corporate Governance Committee will consider candidates submitted by our stockholders. Stockholders can submit the names of qualified candidates for Director by writing to Cape Bancorp, Inc. at 225 North Main Street, Cape May Court House, New Jersey 08210, Attention: Corporate Secretary.

The submission must include the following information:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

•	The name and address of the stockholder as they appear on our books, and the number of shares of our common stock owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	The name, address and contact information for the candidate, and the number of shares of our common stock owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s ownership should be provided);

•	A statement of the candidate’s business and educational experience;

•	Such other information regarding the candidate as would be required to be included in the Proxy Statement pursuant to Securities and Exchange Commission Regulation 14A;

•	A statement detailing any relationship between the candidate and Cape Bancorp, Inc. and its affiliates;

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•	A statement detailing any relationship between the candidate and any customer, supplier or competitor of Cape Bancorp, Inc. or its affiliates;

•	Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	A statement of the candidate that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

A nomination submitted by a stockholder for presentation by the stockholder at an Annual Meeting of Stockholders must comply with the procedural and informational requirements described in our Bylaws.

Stockholder Communications with the Board. A stockholder of Cape Bancorp, Inc. who wants to communicate with the Board of Directors or with any individual Director can write to us at 225 North Main Street, Cape May Court House, New Jersey 08210, Attention: Corporate Secretary. The letter should indicate that the author is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will:

•	Forward the communication to the Board of Directors or Director to whom it is addressed; or

•	Attempt to handle the inquiry directly, or forward the communication for response by another employee of Cape Bancorp, Inc. For example, a request for information about us on a stock-related matter may be forwarded to our investor relations officer; or

•	Not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

The Corporate Secretary will make those communications that were not forwarded available to the Board of Directors on request.

Enterprise Risk Management Committee. In addition to the above committees, the Board has adopted a charter for the Enterprise Risk Management Committee as part of its risk oversight process. The Enterprise Risk Management Committee consists of Directors Skeels, who serves as Chairwoman, Fabietti, Goldberg, Ingersoll, Lynch, and Director and President/CEO Devlin. Mr. Lynch served as a member of the Enterprise Risk Management Governance Committee until his resignation on March 18, 2015. Concurrent with Mr. Lynch’s resignation, the Board of Directors appointed James F. Deutsch to serve the remainder of Mr. Lynch’s term and further appointed Mr. Deutsch to the Enterprise Risk Management Committee.

Attendance at Annual Meetings of Stockholders

Although we do not have a formal written policy regarding Director attendance at Annual Meetings of Stockholders, it is expected that Directors will attend these meetings, absent unavoidable scheduling conflicts. All Directors attended the 2014 Annual Meeting of Stockholders.

Codes of Conduct and Ethics

We have adopted a Code of Conduct and Ethics for Senior Financial Officers that is applicable to our principal Executive Officer, principal Financial Officer and principal accounting officers. The Code of Conduct and Ethics for Senior Financial Officers is available on our website at www.capebanknj.com. Amendments and waivers from the Code of Conduct and Ethics for Senior Financial Officers will be disclosed in the manner required by applicable law, rule or listing standard.

We annually adopt a Code of Conduct and Ethics that is applicable to all employees, officers and Directors. Employees, officers and Directors acknowledge that they will comply with all aspects of the Code of Conduct and Ethics.

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Section 16(a) Beneficial Ownership Reporting Compliance

The common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934. The officers and Directors of Cape Bancorp, Inc. and beneficial owners of greater than 10% of our shares of common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership. Securities and Exchange Commission rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, Director or 10% beneficial owner of the shares of common stock to file a Form 3, 4 or 5 on a timely basis. During 2014, our Directors and officers complied with applicable requirements for transactions. The Company is not aware of any failure to report on a timely basis by Patriot Financial Partners, GP, LLC.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee determines the salaries to be paid each year to the Chief Executive Officer and those executive officers who report directly to the Chief Executive Officer. The Compensation Committee consists of Directors Goldman, who serves as Chairman, Glaser, Reynolds, Ritter and Skeels. None of these individuals were officers or employees of Cape Bancorp, Inc. during the year ended December 31, 2014, or former officers of Cape Bancorp, Inc. In addition, none of these Directors is an executive officer of another entity at which one of Cape Bancorp, Inc.’s executive officers serves on the Board of Directors, or had any transactions or relationships with Cape Bancorp, Inc. in 2014 requiring specific disclosure under Securities and Exchange Commission rules.

During the year ended December 31, 2014, (i) no executive officers of Cape Bancorp, Inc. served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of Cape Bancorp, Inc.; (ii) no executive officer of Cape Bancorp, Inc. served as a Director of another entity, one of whose executive officers served on the Compensation Committee of Cape Bancorp, Inc.; and (iii) no executive officer of Cape Bancorp, Inc. served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a Director of Cape Bancorp, Inc.

Compensation Committee Report

The Compensation Committee has issued a report that states that it has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in our Proxy Statement.

The Compensation Committee

Benjamin D. Goldman (Chair)

Frank J. Glaser

Matthew J. Reynolds

Thomas K. Ritter

Althea L.A. Skeels

Compensation Discussion and Analysis

Executive Summary. It is the intent of the Compensation Committee to provide our Named Executive Officers with a total compensation package that is market competitive, promotes the achievement of our strategic objectives and is aligned with operating and other performance metrics to support long-term stockholder value. In addition, we have structured our executive compensation program to include elements that are intended to create appropriate balance between risk and reward.

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Our results for 2014 were very strong, highlights include:

•	Net income increased by $1.2 million to $6.8 million, a 22% increase over the previous 12 month period;

•	Earnings per share grew 33%.

•	Management successfully completed a third repurchase program of 5% improving both earnings per share and tangible book value, which ended the year at $10.28 per share;

•	Management continued to reduce non-performing assets, ending the year with the ratio of non-performing assets to total assets of 1.25% compared to prior year end of 1.35%.

•	Adversely Classified Assets ratio continued to drop, down to 17% from 26% the previous year;

•	Management continues commitment to drive value for the stockholders – Cape Bancorp, Inc. declared quarterly cash dividends in 2014;

•	Cape Bancorp, Inc. announced that they entered into an agreement and plan of merger with Colonial Financial Services Inc. scheduled to close early in the second quarter of 2015.

These accomplishments are significant given the slow economic recovery, sustained very low interest rate environment, the threat of continued volatility in the U.S. and global markets, sustained higher level of unemployment, weak consumer confidence, and continued instability in the housing market.

Effect of 2014 Advisory Vote on Named Executive Officer Compensation. At our 2014 Annual Meeting, we provided our stockholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay” proposal). At our 2014 Annual Meeting of Stockholders, 96.1% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this affirms stockholders’ support of our approach to executive compensation, and therefore did not significantly change its approach in 2014. The Compensation Committee will continue to consider the outcome of our say-on-pay vote, regulatory changes and emerging best practices when making future compensation decisions for the Named Executive Officers.

2014 Compensation Highlights. In light of our improving financial performance, management’s contribution to the achievement of our business goals and in the furtherance of our compensation philosophy, the Compensation Committee took the following actions in 2014 with respect to the compensation programs for our Named Executive Officers:

•	Increased Base Salary for our Chief Executive Officer. In determining Mr. Devlin’s compensation, the Board of Directors conducted a performance appraisal reviewing Mr. Devlin’s financial, strategic and operational achievements. Pearl Meyer & Partners provided the Compensation Committee with a competitive market analysis for the Chief Executive Officer. The Committee reviewed Mr. Devlin’s achievements and performance of the Bank and recommended to the Board of Directors and the Board of Directors approved, raising Mr. Devlin’s base salary 3% to $360,500 from $350,000 commencing the first pay period in 2014.

•	Increased Base Salaries for our Named Executive Officers. The Compensation Committee approved a base salary increase of 3% for the remaining Named Executive Officers, commencing in the first payroll period in 2014, raising the Executive Vice President and Chief Financial Officer’s base salary to $213,313 from $207,100, the Executive Vice President and Chief Lending Officer’s base salary to $210,834 from $204,693, the Executive Vice President and Chief Credit Officer’s base salary to $194,189 from $188,533 and the Executive Vice President and Chief Marketing Officer’s base salary to $202,647 from $196,745.

•	No Incentive Awards Earned Through the 2014 Incentive Compensation Plan. For the 2014 performance, our Named Executive Officers did not earn annual cash incentives since the threshold performance level was not achieved for any of the financial metrics.

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•	Renewed Employment Agreement. On September 22, 2014, the Board of Directors approved an updated employment agreement with Mr. Devlin which was effective October 1, 2014. This agreement reflects a term of two years.

•	Renewed Change in Control Agreements. The Compensation Committee renewed the Change in Control Agreements for our Named Executive Officers for an additional year, so that the term of those agreements will expire on September 30, 2015, unless otherwise extended.

Our Compensation Philosophy. Our compensation philosophy begins with the premise that the success of Cape Bank depends, in large part, on the dedication and commitment of the people we place in key management positions, and the incentives provided to them to successfully implement our business strategy and other corporate objectives. However, we recognize that Cape Bank operates in a competitive environment for talent. Therefore, our approach to compensation considers the full range of compensation techniques that enable us to compare favorably with our peers as we seek to attract and retain key personnel.

We base our compensation decisions on four basic principles:

•	Meeting the Demands of the Market – Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

•	Aligning with Stockholders – We intend to use equity compensation as a key component of our compensation mix to develop a culture of ownership among our key personnel and to align their individual financial interests with the interests of our stockholders.

•	Driving Performance – We base compensation in part on the attainment of bank-wide, business unit and individual targets that return positive results to our bottom line.

•	Reflecting our Business Philosophy – Our approach to compensation reflects our values and the way we do business in the communities we serve.

As a public company, we believe that we can meet the objectives of our compensation philosophy by achieving a balance among base compensation, cash-based short-term incentive compensation and long term equity incentive awards that is competitive with our industry peers and that creates appropriate incentives for our management team. To achieve the necessary balance, the Compensation Committee of our Board of Directors works closely with independent compensation advisors to provide us with their expertise on competitive compensation practices and help us evaluate and compare our compensation program and financial performance with that of our peers. For each Named Executive Officer, a significant percentage of total cash compensation is at-risk, meaning that it is performance based and will generally be earned when Cape Bank or the Named Executive Officer is successful in ways that are aligned with and support Cape Bancorp’s interests.

To date, executive officers have been compensated only for their services to Cape Bank. Cape Bank expects to continue this practice. Cape Bancorp, Inc. will not pay any additional or separate compensation until we have a business reason to establish separate compensation programs. However, any equity-based awards made as part of Cape Bank’s Executive compensation will be made in Cape Bancorp, Inc. common stock rather than Cape Bank common stock.

This discussion is focused specifically on the compensation of the following executive officers, each of whom is named in the Summary Compensation Table which appears later in this section. These executive officers are referred to in this discussion as the “Named Executive Officers.” Mr. Michael D. Devlin was appointed President and Chief Executive Officer of Cape Bancorp, Inc. and Cape Bank on January 27, 2009, having previously served as Executive Vice President and Chief Operating Officer. Mr. Guy Hackney was appointed Executive Vice President and Chief Financial Officer on February 21, 2011, having previously served as Senior Vice President, Chief Financial Officer. Ms. Michele Pollack was appointed Executive Vice President and Chief Lending Officer on May 7, 2010, Mr. James F. McGowan was appointed Executive Vice President and Chief Credit Officer on April 19, 2010 and Mr. Charles L. Pinto was appointed Executive Vice President and Chief Marketing Officer on July 5, 2011.

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Name	Title
Michael D. Devlin	President and Chief Executive Officer
Guy Hackney	Executive Vice President and Chief Financial Officer
Michele Pollack	Executive Vice President and Chief Lending Officer
James F. McGowan, Jr.	Executive Vice President and Chief Credit Officer
Charles L. Pinto	Executive Vice President and Chief Marketing Officer

Role of the Compensation Committee. The Compensation Committee is responsible for reviewing all compensation components for the Chief Executive Officer and the Named Executive Officers annually, including base salary, annual incentive, long-term incentives/equity, benefits and other perquisites. The Compensation Committee examines the total compensation mix, pay-for-performance relationship, and how all these elements, in aggregate, comprise the Executive’s total compensation package, ensuring that it is competitive in the marketplace and that the mix of benefits accurately reflects our compensation philosophy. The Compensation Committee is charged with reviewing and approving the Chief Executive Officer’s Employment Agreement and the Named Executive Officer’s Change in Control Agreements. The Compensation Committee operates under a written charter that establishes its responsibilities. This charter is reviewed annually by the Compensation Committee and the Board of Directors to ensure that the scope of the charter is consistent with the role of the committee. A copy of the charter can be found at www.capebanknj.com under the Investor Relations tab.

Role of Management. The executive officers who serve as a resource to the Compensation Committee are the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer and the Senior Vice President and Director of Human Resources for Cape Bank. These executives provide the Compensation Committee with data, analyses, input and recommendations. The Compensation Committee considers our Chief Executive Officer’s evaluation of each Named Executive Officer’s performance and recommendation of appropriate compensation. However, our Chief Executive Officer does not participate in any decisions relating to his own compensation.

Role of the Independent Compensation Consultant. Pursuant to its charter, the Compensation Committee has the sole authority to retain, terminate, obtain advice from, oversee and compensate its outside advisors, including its compensation consultant. Since 2008, the Compensation Committee has engaged Pearl Meyer & Partners to serve as its independent compensation consultant. The consultant reports directly to the Committee and carries out its responsibilities to the Committee in coordination with management as requested by the Committee. They work with the Committee in performing their duties and assist in the development of compensation programs that support Cape Bancorp’s strategies going forward in light of its public company status. Pearl Meyer & Partners provides various executive compensation services to the committee with respect to the Named Executive Officers and other key employees at the committee’s request. The services Pearl Meyer & Partners provides include advising the Committee on the principal aspects of the executive compensation program and evolving best practices, and providing market information and analysis regarding the competitiveness of our program design and awards in relationship to its performance.

The Compensation Committee regularly reviews the services provided by its outside consultants and believes that Pearl Meyer & Partners is independent in providing executive compensation consulting services. The Committee conducted a specific review of its relationship with Pearl Meyer & Partners in 2014, and determined that Pearl Meyer & Partners work for the committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act, the SEC and the NASDAQ. In making this determination, the Compensation Committee noted that during 2014:

•	Pearl Meyer & Partners did not provide any services to Cape Bancorp, Inc. or its management other than service to the Compensation Committee, and its services were limited to executive and Director compensation consulting.
•	Fees from the Cape Bancorp, Inc. were less than 1% of Pearl Meyer & Partner’s total revenue for year 2014;
•	Pearl Meyer & Partners maintains a Conflicts Policy which details specific policies and procedures designed to ensure independence;
•	None of the Pearl Meyer & Partners consultants had any business or personal relationship with Committee members;

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•	None of the Pearl Meyer & Partners consultants had any business or personal relationship with executive officers of the Cape Bancorp, Inc.; and
•	None of the Pearl Meyer & Partners consultants directly own Cape Bancorp, Inc. stock.

The Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.

Compensation Objectives. The overall objectives of the Company’s compensation programs are to retain, motivate and reward employees and officers (including the Named Executive Officers) for performance, and to provide competitive compensation to attract talent to the organization. The methods used to achieve these goals for Named Executive Officers are strongly influenced by the compensation and employment practices of the Company’s competitors within the financial services industry, and elsewhere in the marketplace. We also consider each Named Executive Officer’s individual performance and contribution in achieving corporate goals, which may be subjective in nature.

Our compensation program is designed to reward the Named Executive Officers based on their level of assigned management responsibilities, individual experience and performance levels, and knowledge of our organization. The creation of long-term value is highly dependent on the development and effective execution of a sound business strategy by our executive officers.

Other considerations influencing the design of our executive compensation program include the following:

•	We operate in a highly regulated industry. We value experience in the financial services industry that promotes the safe and sound operation of Cape Bank;

•	We value executives with sufficient experience in our markets relating to the needs of our customers, products and investments in various phases of the economic cycle;

•	We operate in interest rate and credit markets that are often volatile. We value disciplined decision-making that respects our business plan but adapts quickly to change;

•	We value the retention and development of incumbent executives who meet or exceed performance objectives. Recruiting executives can be expensive, unpredictable, and have a disruptive effect on our operations; and

•	We value a constructive dialogue on executive compensation and other governance matters with our stockholders and consider the results of the annual “say-on-pay” advisory vote.

Inputs to Committee Decisions – Benchmarking. The Compensation Committee seeks to create what it believes is the best mix of base salary and annual cash incentives in delivering the Named Executive Officers’ total cash compensation. These components are evaluated in relation to benchmark data derived from information reported in publicly-available Proxy Statements or from market survey data. The objective of the compensation-setting process is to establish the appropriate level and mix of total compensation for each Named Executive Officer.

The Compensation Committee evaluates the performance of the Chief Executive Officer annually. The Committee evaluates the performance on the development of specific strategic plan objectives, operational impact and management style and effectiveness.

The Chief Executive Officer evaluates the performance of the other Named Executive Officers annually. Each annual performance review serves as the basis for adjustments to their base salary. Individual performance evaluations are tied closely to achievement of short-term and long-term goals and objectives, individual initiatives, team-building skills, level of responsibility and corporate performance. From these performance reviews, the Chief Executive Officer makes annual recommendations for changes to the other Named Executive Officers for the following year. The Compensation Committee reviews these recommendations and makes its final recommendations to the Board of Directors.

For 2014, the Compensation Committee selected the following financial services compensation surveys for use in benchmarking Mr. Devlin’s and the other Named Executive Officers’ compensation:

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Crowe Horwath’s New Jersey Bankers Association Compensation Survey

SNL Executive Compensation Review

Pearl Meyer & Partners’ Northeast Banking Compensation Survey

Another primary data source used in setting market-competitive guidelines for the executive officers is the information publicly disclosed by a peer group of other publicly traded banks. When needed, the Compensation Committee requests that Pearl Meyer & Partners develop a peer group using objective parameters that reflect banks of similar asset size (generally one-half to two times our asset size) and region. Overall, the goal is to have 15-20 comparative banks that provide a market perspective for executive total compensation. The peer group is approved by the Compensation Committee. The Compensation Committee did not utilize a public bank peer group in making decisions for 2014 regarding its executive compensation program and did not engage Pearl Meyer & Partners to conduct a full review of its executive compensation program until December 2014. The results of this study were used in making pay decisions for 2015.

The 2015 executive compensation review was completed by Pearl Meyer & Partners in the first quarter of 2015 and was used as a source in making compensation decisions for 2015. The peer group was comprised of 26 commercial banks ranging in assets size from $1.0 billion to $2.8 billion and geographically located in New Jersey, Pennsylvania, New York (metropolitan New York City was excluded), Maryland, Connecticut and Massachusetts. Banks with fewer than 12 branches or more than 40 branches were excluded from the sample. There were four local competitor thrift banks included in the sample.

The peer group in the 2015 executive compensation review was comprised of the following banks:

ACNB Corp.	AmeriServ Financial, Inc.	Arrow Financial Corp.	Bridge Bancorp, Inc.
Bryn Mawr Bank Corp.	Cape Bancorp, Inc.	Chemung Financial Corp.	Citizens & Northern Corp.
CNB Financial Corp.	Codorus Valley Bancorp, Inc.	Enterprise Bancorp, Inc.	ESSA Bancorp, Inc.*
First of Long Island Corp.	First United Corp.	Fox Chase Bancorp, Inc.*	Metro Bancorp, Inc.
Ocean Shore Holding Co.*	OceanFirst Financial Corp.*	Old Line Bancshares, Inc.	Orrstown Financial Services, Inc.
Peapack-Gladstone Financial Corp.	People’s Financial Services	Republic First Bancorp, Inc.	Shore Bancshares, Inc.
Suffolk Bancorp	Univest Corp. of Pennsylvania

* denotes local competitor thrift bank

Risk Oversight of Compensation Programs. We believe that the compensation program is structured to be reasonably unlikely to present a material adverse risk to us based on the following factors:

•	As a community bank regulated by the Federal Deposit Insurance Corporation, the New Jersey Department of Banking and Insurance and the Federal Reserve Bank of Philadelphia, Cape Bank and Cape Bancorp, Inc. adhere to defined risk guidelines, practices and controls to ensure the safety and soundness of the organization;

•	Our management and Board of Directors conduct regular reviews of our business to ensure we remain within appropriate regulatory guidelines and practices that are monitored and supplemented by our internal audit function, as well as our external auditors; and

•	Our Incentive Compensation Plan is reviewed and approved by the Compensation Committee annually. The plan provides a maximum cap on payment along with weighted performance measures varying by executive depending on their role and area of focus at the Bank.

Components of Executive Compensation and 2014 Decisions. The Company’s compensation program consists of four main components: Base Salary, Annual Incentives, Long-Term Incentive/Equity, and Benefits and Perquisites. The following section summarizes the role of each component, how decisions are made and the resulting 2014 decision process as it relates to the Named Executive Officers.

Base Salary. We believe the purpose of base salary is to provide competitive and fair base compensation that recognizes each executive’s role, responsibilities, experience and performance. Base salary represents fixed compensation that is targeted to be competitive with the practices of comparable financial institutions in the region.

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Typically, the Compensation Committee reviews and sets base pay for each executive in February of each year following the performance evaluation process. Competitive markets for similar roles are considered, as well as each individual’s experience, performance and contributions. Input from the Chief Executive Officer is considered in setting the executive salaries while the Committee is solely responsible for determining the Chief Executive Officer’s salary.

For 2014, the President and Chief Executive Officer’s base salary increased to $360,500 from $350,000, the Executive Vice President and Chief Financial Officer’s base salary increased to $213,313 from $207,100, the Executive Vice President and Chief Lending Officer’s base salary increased to $210,834 from $204,693, the Executive Vice President and Chief Credit Officer’s base salary increased to $194,189 from $188,533, and the Executive Vice President and Chief Marketing Officer’s salary increased to $202,647 from $196,745.

The Compensation Committee approved the following base salary adjustments for the Named Executive Officers for 2015 intended to recognize each Executive’s contribution and performance. The Compensation Committee believes that these increases are consistent with the philosophy and objectives of the Committee and are consistent with the findings of the Pearl Meyers & Partners peer assessment completed in the first quarter of 2015. The following summarizes base salaries and the percentage increase over the past 3 years:

		January 2013 Base Salary	January 2014 Base Salary	Percent Increase in January 2014	January 2015 Base Salary	Percent Increase in January 2015
Michael D. Devlin	President & CEO	$350,000	$360,500	3.00%	$400,000	10.96%
Guy Hackney	EVP, Chief Financial Officer	$207,100	$213,313	3.00%	$225,000	5.48%
Michele Pollack	EVP, Chief Lending Officer	$204,639	$210,834	3.00%	$265,000	25.69%
James F. McGowan, Jr.	EVP, Chief Credit Officer	$188,533	$194,189	3.00%	$198,073	2.00%
Charles L. Pinto	EVP, Chief Marketing Officer	$196,745	$202,647	3.00%	$202,647	0.00%

Annual Incentives. The Compensation Committee approved and implemented a non-equity incentive compensation award plan in 2014. The Incentive Compensation Plan (“ICP”) allows all employees to participate and is designed to motivate and reward employees for achieving specific bank-wide, department and individual goals that support our strategic plan. The ICP focuses on various performance measures that are critical to Cape Bank’s growth and profitability.

Proposed performance goals are defined each year based on budgeted projections and are typically presented by the Chief Executive Officer to the Compensation Committee during the first quarter. Once the Compensation Committee finalizes and approves the performance goals, the goals are presented to the Board of Directors for final approval. The following details the framework of the 2014 Incentive Compensation Plan.

Target Incentive Opportunities. In 2014, each ICP participant had a target incentive opportunity based on competitive market practice for his/her position in Cape Bank. Each participant’s incentive opportunity is represented as a percentage of base salary. Actual incentive payouts, however, vary each year based on a combination of bank-wide, department, and/or individual performance. The table below summarizes the Named Executive Officer’s incentive payout opportunities for 2014:

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	2014 Incentive Opportunity (as a percent of Base Salary)
Position	Below Threshold	Threshold Incentive Opportunity (80% of target)	Target Incentive Opportunity	Stretch Incentive Opportunity (150% of target)
President & Chief Executive Officer	0%	20.00%	25.00%	37.5%
Executive Vice President and Chief Financial Officer	0%	13.6%	17.00%	25.5%
Executive Vice President Chief Lending Officer	0%	13.6%	17.00%	25.5%
Executive Vice President Chief Credit Officer	0%	13.6%	17.00%	25.5%
Executive Vice President Chief Marketing Officer	0%	13.6%	17.00%	25.5%

Plan Gate/Trigger. In order for the 2014 ICP to activate, Cape Bancorp must achieve at least 80% of budgeted core earnings for the year. If Cape Bancorp does not achieve this level of performance, the ICP will not fund any awards for any participants. However, the Compensation Committee, upon the recommendation of management, has the ability to make discretionary incentive awards to high performing employees as needed if the plan does not activate.

Performance Measures. The performance of Cape Bank drives a significant portion of ICP incentive awards. This is to encourage teamwork and collaboration among all employees and across all business units. Incentives for the Chief Executive Officer and Named Executive Officers are based 100% on key performance measures of Cape Bank; however, weightings for each performance measure may vary by executive depending on their role and area of focus at Cape Bank. Below is a summary of Cape Bank’s performance measures and goals for 2014:

•	Budgeted Core Earnings
•	Commercial Loan Growth
•	Average Balance Core Deposit Growth
•	Return on Average Assets
•	Return on Average Equity

	2014 Weighted Performance Measures
Position	Budgeted Core Earnings	Commercial Loan Growth	Average Balance Core Deposit Growth	Return on Average Assets	Return on Average Equity
Chief Executive Officer	30%	25%	25%	10%	10%
Chief Financial Officer	30%	25%	25%	10%	10%
Chief Lending Officer	20%	30%	30%	10%	10%
Chief Credit Officer	30%	25%	25%	10%	10%
Chief Marketing Officer	20%	10%	50%	10%	10%

Plan Administration. The Compensation Committee of the Board of Directors authorizes the ICP and has the sole authority to interpret the ICP and to make or nullify any rules and procedures, as necessary, for proper administration. Any determination by the Compensation Committee is final and binding on all participants. The Compensation Committee (or Board of Directors) also has the ability to adjust, modify or cancel ICP payouts to reflect results from regulatory and/or safety and soundness exams.

Clawback Policy. The 2014 Annual Incentive Plan provides that in the event we are required to prepare an accounting restatement due to error, omission or fraud (as determined by the Board of Directors), or if there is a material violation of the Cape Bank’s Code of Ethics, each executive officer considered a member of senior management (which includes all of our Named Executive Officers), deemed to have caused the inappropriate behavior, will reimburse Cape Bank for part or the entire incentive award paid to the executive officer within three years of the accounting restatement. The Compensation Committee will monitor our clawback policy as further guidance is released by the U.S. Securities and Exchange Commission as part of the Dodd-Frank Act.

2014 Decisions. The following table summarizes the 2014 performance measures and goals for the Named Executive Officers:

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	Performance Goals
Performance Measure	Threshold	Target	Stretch
Budgeted Core Earnings	$13,625,251	$15,139,167	$18,167,001
Commercial Loan Growth	$53,406,040	$59,340,044	$71,208,053
Average Balance Core Deposit Growth	$33,021,812	$36,690,902	$44,029,083
Return on Average Assets	0.71%	0.79%	0.95%
Return on Average Equity	5.49%	6.10%	7.32%

The following table summarizes the 2014 performance results and the associated payouts for the Named Executive Officers:

	Actual Achievement
Performance Measure	Actual Performance	Payout Allocation
Budgeted Core Earnings	$12,929,509	0%
Commercial Loan Growth	$12,453,945	0%
Average Balance Core Deposit Growth	$8,562,539	0%
Return on Average Assets	0.62%	0%
Return on Average Equity	4.80%	0%

None of the Named Executive Officers received incentive awards for 2014 performance.

2015 Plan. The Compensation Committee added several merger-related and individual performance measures to the 2015 Incentive Compensation Plan. Below is a summary of the Bank’s performance measures for 2015:

•	Budgeted Core Earnings
•	Merger Integration—Financials
•	Merger Integration—Operational
•	Non-Interest Expense
•	Non-Interest Income
•	Commercial Loan Growth
•	Commercial Core Deposit Growth
•	Commercial Loan Fees
•	Troubled Loan Expense
•	OREO Expense

The metrics used in each Executive’s incentive framework for 2015 will vary based upon their role and area of focus, however all Executives will have a portion of their incentive tied to budgeted core earnings.

For 2015, the Compensation Committee increased the incentive target opportunity of the CEO from 25% to 35% of his salary and increased the incentive target opportunity for the remaining Named Executive Officers from 17% to 25%. Additionally, the incentive award for all Named Executive Officers will be a mixture of 2/3 cash and 1/3 equity. The equity portion of the incentive award will be granted in restricted stock which will vest ratably (i.e. 20% per year) over a five year period.

	2015 Incentive Opportunity (as a percent of Base Salary)
Position	Below Threshold	Threshold Incentive Opportunity (80% of target)	Target Incentive Opportunity	Stretch Incentive Opportunity (150% of target)
President & Chief Executive Officer	0%	28.00%	35.00%	52.5%
Executive Vice President and Chief Financial Officer	0%	20.00%	25.00%	37.5%
Executive Vice President Chief Lending Officer	0%	20.00%	25.00%	37.5%
Executive Vice President Chief Credit Officer	0%	20.00%	25.00%	37.5%
Executive Vice President Chief Marketing Officer	0%	20.00%	25.00%	37.5%

Long-Term Incentive/Equity Compensation. Equity incentives are among the most important elements of the total compensation package in that they directly align the interests of our Named Executive Officers to the interests of the Company’s stockholders.

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On August 25, 2008, the Cape Bancorp, Inc. 2008 Equity Incentive Plan was approved by our stockholders to provide officers, employees and Directors of the Company with additional incentives to promote the growth and performance of the Company. Under this plan, the Compensation Committee may grant awards of common stock and stock options to purchase common stock to employees and Directors. The Compensation Committee believes that stock ownership provides a significant incentive in building stockholder value by further aligning the interests of executive officers and employees with stockholders. However, due to our declining performance in late 2008 and 2009, the Compensation Committee chose not to grant any awards in 2008 or 2009 in order not to incur the additional expense at that time. In 2010, however, in consultation with Pearl Meyers & Partners and on the basis of improved financial performance, the Compensation Committee made grants of stock options to certain executives, including our Named Executive Officers, in order to provide competitive compensation to that provided by our peers in the markets that we serve. The Compensation Committee granted the awards to vest in equal annual installments over five years in order to promote additional retention incentives. The last tranche of these awards will vest in 2015. With the exception of a new hire equity grant provided to the Executive Vice President and Chief Marketing Officer in 2011, no equity awards have been granted to the Named Executive Officers since 2010. The Compensation Committee did not grant equity awards to our Named Executive Officers during the fiscal year 2014.

Executive Benefits and Perquisites. Cape Bank provides select executives with perquisites and other executive benefits that the Compensation Committee believes are reasonable and consistent with its overall compensation philosophy. The Compensation Committee reviews Cape Bank’s total benefits package on a regular basis to determine the competitiveness and appropriateness of providing executive benefits.

Perquisites. We provide perquisites to one of our Named Executive Officers. In lieu of a monthly automobile allowance, Mr. Devlin has use of an automobile (including all operating expenses) owned by Cape Bank for business and personal use. Personal use of the automobile was reported as taxable income to Mr. Devlin. The Bank has also incurred the expense of a long-term disability policy for the benefit of Mr. Devlin.

Employment / Change-in-Control Agreements. On September 22, 2014, the Board of Directors approved an updated employment agreement with Mr. Devlin which was effective on October 1, 2014. The terms of the 2014 Employment Agreement are substantially similar to those of the employment agreement previously entered into with Mr. Devlin on October 1, 2012, which includes a change in control provision. This contract reflects a term of 2 years and is designed to give Cape Bank the ability to retain the services of the designated Executive while reducing, to the extent possible, unnecessary disruptions to the operations of the Cape Bank.

The other Named Executive Officers have change in control agreements which are designed to protect the covered executives by providing severance benefits in the event of their termination in connection with or following a change in control. All of the contracts providing change in control protection contain “double trigger” provisions which provide change of control compensation for the officers only if there is both a change of control at the Company and the officer either has his or her employment terminated or he or she terminates with “good reason”.

Other Benefits. Our Named Executive Officers are also eligible for other benefits available to all other employees on substantially the same terms, such as our Employee Stock Ownership Plan (ESOP); 401(k) plan; medical, dental and vision insurance plans; long-term disability insurance plans; and life insurance plan.

Impact of Accounting and Tax on the Form of Compensation

The Compensation Committee considers, but does not give undue weight to, the tax treatment of each component of compensation. Under Section 162(m) of the Internal Revenue Code, annual compensation paid to certain Named Executive Officers is not deductible if it exceeds $1.0 million unless it qualifies as “performance-based compensation” as defined in the Internal Revenue Code and related tax regulations. Base salary is not a form of performance-based compensation. Fringe benefits also do not qualify as performance-based compensation. Annual incentive cash awards may qualify as a form of performance-based compensation under the income tax regulations. In 2014 and for prior years, we have not been subject to tax deduction limitations under Section 162(m).

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COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” disclosure that is required by the rules established by the Securities & Exchange Commission. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Benjamin D. Goldman, Chairman

Frank J. Glaser

Thomas K. Ritter

Matthew J. Reynolds

Althea L.A. Skeels

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Executive Compensation

Summary Compensation Table

The following information is furnished for the Principal Executive Officer and the Principal Financial Officer and the three other most highly compensated Executive Officers of the Company in 2014, 2013, and 2012. These five individuals are referred to as the Named Executive Officers in this proxy statement.

Name and Position	Year	Salary ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation	All Other Compensation (2) ($)	Total ($)
Michael D. Devlin	2014	360,500	—	—	37,541	398,041
President and Chief	2013	350,000	—	69,413	24,613	444,026
Executive Officer	2012	300,000	—	55,350	13,727	369,077

Guy Hackney	2014	213,313	—	—	19,381	232,694
Executive Vice President	2013	207,100	—	27,984	18,626	253,710
Chief Financial Officer	2012	190,077	—	22,631	9,984	222,692

Michele Pollack	2014	210,834	—	—	19,688	230,522
Executive Vice President	2013	204,693	—	27,661	19,781	252,135
Chief Lending Officer	2012	197,676	—	35,980	16,031	249,687

James F. McGowan, Jr.	2014	194,189	—	—	27,565	221,754
Executive Vice President	2013	188,533	—	25,353	28,512	242,398
Chief Credit Officer	2012	182,070	—	29,956	19,240	231,266

Charles L. Pinto	2014	202,647	—	—	26,145	228,792
Executive Vice President	2013	196,745	—	26,592	13,925	237,262
Chief Marketing Officer	2012	182,923	—	30,097	1,244	213,144

(1)	Represents the grant date fair value of the stock options awarded under the Cape Bancorp, Inc. 2008 Equity Incentive Plan. The grant date fair value of the stock option awards has been computed in accordance with the stock based accounting rules under FASB ASC Topic 718. A discussion of the assumptions used in calculating the award values may be found at Note 13 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014.
(2)	All other compensation was comprised of the following elements for the year ended December 31, 2014:

	Devlin	Hackney	Pollack	McGowan	Pinto
Perquisites	15,595	—	—	—	—
Employee Stock Ownership Plan	14,403	13,559	13,313	12,437	12,785
401(k) plan (Bank match)	5,200	4,646	4,853	4,466	—
Employer paid medical	2,343	1,176	1,522	10,662	13,360

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Employment Agreements. On September 22, 2014, the Board of Directors of Cape Bank approved an updated employment agreement with Mr. Devlin, Chief Executive Officer and President. The terms of the 2014 employment agreement are substantially similar to those of the employment agreement previously entered into with Mr. Devlin on October 1, 2012. The updated employment agreement has a term of two years and commenced on October 1, 2014. Within 90 days prior to the anniversary date of the agreement, the disinterested members of the Board of Directors of Cape Bank will conduct a comprehensive performance evaluation for purposes of determining whether to extend the term of the agreement for an additional year. If the Board of Directors determines not to extend the term, the agreement will end twelve months following the agreement’s anniversary date. In the event that at any time prior to the agreement anniversary date, Cape Bank or Cape Bancorp, Inc. enters into an agreement to effect a transaction which would be considered a change in control, the employment agreement will terminate two years following the date on which the change in control occurs.

Mr. Devlin’s annual base salary under the agreement is presently $400,000. In addition, Mr. Devlin is entitled to participate in incentive compensation and bonus plans and employee benefit plans of Cape Bank. Mr. Devlin is entitled to reimbursement of business expenses, including fees for memberships in organizations that Mr. Devlin and Cape Bank mutually agree are necessary and appropriate with the performance of his duties.

In the event of Mr. Devlin’s death, Mr. Devlin’s estate or beneficiary will receive Mr. Devlin’s compensation due through the last day of the calendar month in which the death occurs and Cape Bank will continue to provide Mr. Devlin’s family non-taxable medical and dental benefits for one year after Mr. Devlin’s death. In the event of Mr. Devlin’s disability, Mr. Devlin will be entitled to life insurance and non-taxable medical and dental coverage for two years after the agreement’s termination due to disability, provided that, if earlier, such medical and dental coverage will cease on the date Mr. Devlin becomes eligible for Medicare, unless Mr. Devlin is covered by family coverage or coverage for self and a spouse, in which case Mr. Devlin’s family or spouse will continue to be covered for the remainder of the two-year period. In the event of Mr. Devlin’s voluntarily termination of his employment, Mr. Devlin will receive his compensation and vested rights and benefits to the date of his termination. In the event the Board of Directors terminates Mr. Devlin’s employment without cause or Mr. Devlin terminates his employment within sixty days following an event constituting “good reason,” Mr. Devlin will be entitled to a lump sum cash payment equal to two times his base salary and average bonus earned during the three years prior to the year in which the termination occurs. The following circumstances constitute “good reason”: (A) the failure to elect or reelect or to appoint or reappoint Mr. Devlin to his executive position, or a material change in his position which would cause his position to become one of lesser responsibility, importance or scope of authority; (B) a liquidation or dissolution of Cape Bank (other than a liquidation or dissolution that does not effect his executive status); (C) a reduction in his salary or benefits other than as part of an employee-wide reduction; (D) a relocation of his principal place of employment by more than 50 miles from its location as of the date of the agreement; or (E) a material breach of the agreement. In addition, Mr. Devlin will be entitled, at no expense to him, to the continuation of substantially comparable life insurance and medical and dental coverage for two years following his date of termination, provided that, if earlier, such medical and dental coverage will cease on the date Mr. Devlin becomes eligible for Medicare unless he is covered by family coverage or coverage for self and a spouse, in which case Mr. Devlin’s family or spouse will continue to be covered for the remainder of the two-year period, or the date on which he obtains substantially similar coverage from another employer. In the event Cape Bank terminates Mr. Devlin’s employment without cause or Mr. Devlin voluntarily terminates his employment with “good reason” within one year after a change in control of Cape Bank or Cape Bancorp, Inc., Mr. Devlin will be entitled to the same severance benefits as those described above. In the event the payment or provision of benefits in kind would be deemed illegal or subject to taxes or penalties, such benefits will be replaced with a cash lump sum payment reasonably estimated to be equal to the amount of benefits, to the extent permitted by law.

The agreement provides that for one year following Mr. Devlin’s termination (other than termination of employment following a change in control), Mr. Devlin agrees not to (i) compete with Cape Bank or Cape Bancorp, Inc. within 25 miles of the locations in which Cape Bank or Cape Bancorp, Inc. has business operations or has filed an application for regulatory approval to establish an office; (ii) directly or indirectly solicit any Officer or Employee to terminate their employment with Cape Bank or Cape Bancorp, Inc. and accept employment with or become affiliated with or provide services to a business that competes with the business of Cape Bank, Cape Bancorp, Inc. or any subsidiary or affiliate that has headquarters or offices within 25 miles of any location in which Cape Bank or Cape Bancorp, Inc. has business operations or has filed an application for regulatory approval to establish an office; or (iii) solicit or cause any customer of Cape Bank to terminate an existing business or commercial relationship with Cape Bank.

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Change in Control Agreements. Cape Bank entered into change in control agreements with several officers, including, Guy Hackney, Executive Vice President and Chief Financial Officer, Michele Pollack, Executive Vice President and Chief Lending Officer, James F. McGowan, Jr., Executive Vice President and Chief Credit Officer and Charles L. Pinto, Executive Vice President and Chief Marketing Officer. The term of each of the change in control agreements is 12 months. Within 90 days prior to the anniversary date of the agreements, the disinterested members of the Board of Directors of Cape Bank will conduct a comprehensive performance evaluation for purposes of determining whether to extend the term of the agreements. If the Board of Directors determines not to extend the term of any of the agreements, such agreements will end on the anniversary date of the agreements. In the event that, at any time prior to the anniversary date of the agreement, Cape Bank or Cape Bancorp, Inc. enters into an agreement to effect a transaction which would constitute a change in control, the agreements will terminate twelve months following the date on which the change in control occurs.

In the event of termination of employment within twelve months following a change in control and during the term of the agreements by Cape Bank for other than cause, or by the executive for “good reason,” as defined in the agreements, then Cape Bank will pay the Named Executive Officers a severance pay lump sum cash payment equal to two times the executive’s base salary and average bonus earned during the three years prior to the year in which the termination occurs. In addition, each executive will be entitled, at no expense to him or her, to the continuation of substantially comparable life insurance and medical and dental coverage for two years following the date of termination, provided that, if earlier, such medical and dental coverage will cease on the date the executive becomes eligible for Medicare unless he or she is covered by family coverage or coverage for self and a spouse, in which case the executive’s family or spouse will continue to be covered for the remainder of the two-year period. In the event the payment or provision of benefits in kind would be deemed illegal or subject to taxes or penalties, such benefits will be replaced with a cash lump sum payment reasonably estimated to equal to the amount of benefits, to the extent permitted by law.

Each agreement provides that for one year following the termination of employment for which the Executive is entitled to a benefit, the Executive agrees not to (i) solicit or take any other action intended to have the effect of causing any Officer or Employee of Cape Bank or Cape Bancorp, Inc. to terminate employment and accept employment with or become affiliated with or provide services to a business that competes with the business of Cape Bank, Cape Bancorp, Inc. or any subsidiary or affiliate, that has headquarters or offices within 25 miles of any location in which Cape Bank or Cape Bancorp, Inc. has business operations or has filed an application for regulatory approval to establish an office; or (ii) solicit or take any other action intended to cause any customer of Cape Bank to terminate an existing business or commercial relationship with Cape Bank.

In September 2014, upon the recommendation of the President and Chief Executive Officer, the Compensation Committee provided notification to the Named Executive Officers that their change in control agreements would be extended for one year with an anniversary date of October 1, 2015.

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Grants of Plan-Based Awards

There were no stock option awards granted in 2014 to the Named Executive Officers named in the Summary Compensation Table. The Grants of Plan-Based Awards table below summarizes the Named Executive Officers’ non-equity incentive plan payout award opportunities for 2014:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)

Michael D. Devlin	05/19/2014	72,100	90,125	135,188
Guy Hackney	03/10/2014	29,011	36,263	54,395
Michele Pollack	03/10/2014	28,673	35,842	53,763
James F. McGowan, Jr.	03/10/2014	26,410	33,012	49,518
Charles L. Pinto	03/10/2014	27,560	34,450	51,675

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table sets forth certain information pertaining to outstanding equity awards held by the Named Executive Officers at the fiscal year end December 31, 2014. The number of options held at December 31, 2014 includes options granted under the Cape Bancorp, Inc. 2008 Equity Incentive Plan.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Michael D. Devlin	240,000	60,000	—	7.27	06/20/2020
Guy Hackney	48,000	12,000	—	7.27	06/20/2020
Michele Pollack	48,000	12,000	—	7.27	06/20/2020
James F. McGowan, Jr.	48,000	12,000	—	7.27	06/20/2020
Charles L. Pinto	36,000	24,000	—	10.19	07/05/2021

Potential Payments Upon Termination or Change in Control – Employment Agreements

The following table sets forth estimates of the amounts that would be payable to our Named Executive Officers, under their employment agreements or change in control agreements and stock option agreements in the event of their termination of employment on December 31, 2014, under designated circumstances. The table does not include vested or accrued benefits under any tax-qualified benefit plans that do not discriminate in scope, terms or operation in favor of Executive Officers. The estimates shown are highly dependent on a variety of factors, including but not limited to the date of termination, interest rates, federal, state, and local tax rates, and compensation history. Actual payments due could vary substantially from the estimates shown. We consider each termination scenario listed below to be exclusive of all other scenarios and do not expect that any of our Executive Officers would be eligible to collect the benefits shown under more than one termination scenario. If an Executive Officer is terminated for “cause” as defined in the employment agreement or change in control agreement, the Company has no contractual payment or other obligations under the employment agreement or change in control agreement.

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	Mr. Devlin		Mr. Hackney		Ms. Pollack		Mr. McGowan		Mr. Pinto

Discharge Without Cause or Resignation With Good Reason — no Change in Control
Salary (lump sum)	$721,000	(1)	$—		$—		$—		$—
Bonus (lump sum)	41,588	(1)	—		—		—		—
Medical, dental and life insurance benefits	5,940	(1)	—		—		—		—
Acceleration of vesting of stock options	—		—		—		—		—
Total	$768,528		$—		$—		$—		$—

Discharge Without Cause or Resignation With Good Reason — Change in Control Related
Salary (lump sum)	$721,000	(1)	$426,626	(4)	$421,668	(4)	$388,378	(4)	$405,294	(4)
Bonus (lump sum)	41,588	(1)	16,872	(4)	21,214	(4)	18,436	(4)	18,896	(4)
Medical, dental and life insurance benefits	5,940	(1)	6,756	(4)	3,292	(4)	32,106	(4)	41,590	4)
Acceleration of vesting of stock options	128,400	(3)	25,680	(3)	25,680	(3)	25,680	(3)	—	(3)
Total	$896,928		$475,934		$471,854		$464,600		$465,780

Disability
Salary continuation	$—		$—		$—		$—		$—
Medical, dental and life insurance benefits	5,940	(2)	—		—		—		—
Acceleration of vesting of stock options	128,400	(3)	25,680	(3)	25,680	(3)	25,680	(3)	—	(3)
Total	$134,340		$25,680		$25,680		$25,680		$—

Death
Salary (lump-sum payment)	$—		$—		$—		$—		$—
Medical, dental and life insurance benefits	—		—		—		—		—
Acceleration of vesting of stock options	128,400	(3)	25,680	(3)	25,680	(3)	25,680	(3)	—	(3)
Total	$128,400		$25,680		$25,680		$25,680		$—

(1)	In the event of termination without cause (including a termination without cause following a change in control), Mr. Devlin’s employment agreement provides for a payment of two times base salary ($360,500) and the average bonus ($41,588) earned (other than signing and retention bonuses) during the three (3) years prior to the year in which the termination occurs, plus non-taxable medical and dental coverage and life insurance coverage substantially comparable to the coverage maintained by Cape Bank for Executive prior to termination of employment for a period of two years of approximately ($5,940).
(2)	In the event of disability, Mr. Devlin’s employment agreement provides that he will be entitled the non-taxable medical and dental coverage and life insurance coverage substantially comparable to the coverage maintained by Cape Bank for Executive prior to disability for a period of two years of approximately ($5,940).
(3)	Amounts represent the value of unvested stock option awards at December 31, 2014 equal to 60,000 options, 12,000 options, 12,000 options, and 12,000 options for Mr. Devlin, Mr. Hackney, Ms. Pollack and Mr. McGowan respectively, multiplied by $2.14 per option. The $2.14 value of each option represents the closing price of the Cape Bancorp’s stock on December 31, 2014 of $9.41 per share less the option exercise price of $7.27 per share. In the case of Mr. Pinto, his options were granted and valued on July 05, 2011 at an exercise price $10.19, resulting in no value at the end of December 31, 2014.
(4)	In the event of termination without cause (including a termination without cause following a change in control), Mr. Hackney’s, Ms. Pollack’s, Mr. McGowan’s and Mr. Pinto’s change in control agreements provide for a severance payment equal to two years or 2 times base salary ($213,313, $210,834, $194,189 and $202,647 respectively), and the average bonus earned during the three (3) years prior to the year in which the termination occurs ($16,872, $21,214, $18,436 and $18,896 respectively), plus non-taxable medical and dental coverage and life insurance coverage for a period of two (2) years, of approximately ($6,756, $3,292, $32,106 and $41,590 respectively).

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Director Compensation

The following table provides the compensation received by individuals who served as non-employee Directors of Cape Bank during 2014.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($))(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)

Agostino R. Fabietti	45,330	—	—	—	104	45,434
Frank J. Glaser	36,230	—	—	—	104	36,334
Roy Goldberg	36,230	—	—	—	66	36,296
Benjamin D. Goldman	33,469	—	—	—	66	33,535
David C. Ingersoll, Jr.	36,901	—	—	—	104	37,005
James J. Lynch(5)	33,280	—	—	—	104	33,384
Matthew J. Reynolds	34,730	—	—	—	104	34,834
Thomas K. Ritter	39,841	—	—	—	—	39,841
Althea L.A. Skeels	33,217	—	—	—	66	33,283

(1)	Comprised of retainer, committee fees, and Chairman fees.
(2)	Directors Fabietti, Glaser, Ingersoll, Lynch, Reynolds and Ritter each held 275 shares of Restricted Stock as of December 31, 2014. Directors Goldberg, Goldman, and Skeels held 1,100 shares of Restricted Stock as of December 31, 2014.
(3)	Directors Fabietti, Glaser, Ingersoll, Lynch, and Ritter each held 2,950 Stock Options as of December 31, 2014, of which 2,360 were vested in each Director. Directors Goldberg, Goldman, and Skeels each held 2,950 Stock Options as of December 31, 2014, of which 590 were vested in each Director. Director Reynolds held 2,360 Stock Options as of December 31, 2014, of which 1,770 were vested.
(4)	The amount in this column reflects the cash dividend payments on restricted stock.
(5)	Mr. Lynch resigned from the Board of Directors, effective March 18, 2015.

Retainer and Meeting Fees For Non-Employee Directors. For 2014, non-employee Directors of Cape Bank were paid an annual retainer of $29,000 (payable bi-weekly) as well as an annual retainer ranging $2,500 to $4,000 (payable bi-weekly) for Committee Chairman and a range of $350 to $500 for a committee meeting. .Directors do not receive any additional fees for their service on the Board of Directors of Cape Bancorp, Inc.

Equity Awards for Non-Employee Directors. In 2015, the Compensation Committee recommended to the Board of Directors granting an equity award of 1,000 shares of restricted stock, vesting 100% after one year, to non-employee Directors. The Board of Directors approved this grant effective February 17, 2015.

Director Retirement Plan. In 2008, the Bank froze the Director’s Retirement Plan. This previously amended and restated retirement plan was represented by individual agreements with the Directors. In accordance with each Director’s retirement agreement, the Director is entitled to a normal retirement benefit upon termination of service on or after the Director’s normal retirement age, equal to 2.5% times the Director’s years of service with Cape Bank (not to exceed a benefit equal to 50%) of the average of the greatest fees earned by a Director during any five consecutive calendar years. This benefit is payable to the Director in equal monthly installments for a period of 10 years. Director Ingersoll is the only Director qualified to receive this benefit upon retirement. As part of their Amended and Restated Agreements in 2009, Directors Glaser and Reynolds received a lump sum benefit.

Transactions with Directors and Management

Loans and Extensions of Credit. The aggregate amount of loans by Cape Bank to its Executive Officers and Directors, and their affiliates, was $5.9 million at December 31, 2014. As of that date, all of these loans were performing according to their original terms. Cape Bank had a policy of offering a 100 basis point interest rate discount to its employees (including officers) for loans on their primary residence. Effective December 31, 2008, this policy was discontinued. No such discounted loans were offered by Cape Bank to its Directors. The outstanding loans made to our Directors and members of their immediate families were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Cape Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.

29

Set forth below is certain information for the loans made by Cape Bank to its Named Executive Officers who were indebted to Cape Bank at any time since January 1, 2009. All loans are secured loans and designated as residential loans are first mortgage loans secured by the borrower’s principal place of residence. Mr. Hackney chose not to participate in the employee discount loan program.

Name of Individual	Loan Type	Date Originated	Original Loan Amount ($)	Highest Balance During Fiscal 2014 ($)	Balance on December 31, 2014 ($)	Interest Rate on December 31, 2014
Guy Hackney	HELOC	8/19/2011	50,000	1	0	3.25%

Indemnification for Directors and Officers

Cape Bancorp’s Bylaws provide that Cape Bancorp shall indemnify all officers, Directors and employees of Cape Bancorp to the fullest extent permitted under Maryland law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a Director or officer of Cape Bancorp. Such indemnification may include the advancement of funds to pay for or reimburse reasonable expenses incurred by an indemnified party to the fullest extent permitted under Maryland law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of Cape Bancorp pursuant to its Bylaws or otherwise, Cape Bancorp has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and therefore, is, unenforceable.

30

PROPOSAL II — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the year ended December 31, 2014 was Crowe Horwath LLP. Our Audit Committee has approved the engagement of Crowe Horwath LLP to be our independent registered public accounting firm for the year ending December 31, 2015. At the Annual Meeting, the stockholders will consider and vote on the ratification of the engagement of Crowe Horwath for the year ending December 31, 2015. Representatives of Crowe Horwath LLP are expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if he/she so desires.

Stockholder ratification of the selection of Crowe Horwath LLP is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of the independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interest of Cape Bancorp, Inc. and its stockholders.

Audit Fees

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Crowe Horwath LLP and KMPG LLP during the years ended December 31, 2014 and December 31, 2013.

The aggregate fees included in the Audit Fees category were fees billed for the calendar years for the audit of our annual financial statements and the review of our quarterly financial statements. The aggregate fees included in each of the other categories were fees billed in the stated periods.

	Year Ended December 31, 2014	Year Ended December 31, 2013

Audit Fees	$428,000	$381,254
Audit-Related Fees	—	15,000
Tax Fees	—	—
All Other Fees	—	5,433

Audit Fees. Audit fees of $428,000 for the year ended December 31, 2014 and $381,254 for the year ended December 31, 2013 were for professional services rendered for the audits of our consolidated financial statements, included in our annual report on Form 10-K, review of the financial statements included in our quarterly reports on Form 10-Q and the audit report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014 and 2013.

Audit-Related Fees. Audit-related fees of $15,000 for the year ended December 31, 2013 were for services related to benefits plans. There were no audit-related fees billed for the year ended December 31, 2014.

Tax Fees. Cape Bancorp determined that the independent registered public accounting firm would not perform the preparation and filing of its corporate tax returns, tax compliance and other tax-related services for 2014 or 2013.

All Other Fees. Other fees totaled $5,433 for the year ended December 31, 2013. There were no other fees billed for the year ended December 31, 2014.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement letter prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All audit-related fees, tax fees and all other fees described above were approved either as part of our engagement of Crowe Horwath LLP or pursuant to the pre-approval policy described above.

31

In order to ratify the selection of Crowe Horwath LLP as the independent registered public accounting firm for the year ending December 31, 2015, the proposal must receive a majority of the votes represented at the Annual Meeting, without regard to broker non-votes, in favor of such ratification.

The Board of Directors recommends a vote “FOR” the ratification of CROWE HORWATH LLP as the independent registered public accounting firm for the year endING December 31, 2015.

32

PROPOSAL III—ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of our Principal Executive Officer, our Principal Financial Officer and our three other most highly compensated Executive Officers of Cape Bancorp, Inc. (“Named Executive Officers”) is described in “PROPOSAL I—ELECTION OF DIRECTORS—Executive Compensation.” Stockholders are urged to read the Executive Compensation section of this Proxy Statement, which discusses our compensation policies and procedures with respect to our Named Executive Officers.

Stockholders will be asked at the Annual Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

RESOLVED, that the stockholders of Cape Bancorp, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as described in the Executive Compensation section of the Proxy Statement.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our stockholders and encourages all stockholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL III.

33

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED
AT AN ANNUAL MEETING

Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an Annual Meeting of Stockholders. In order for a stockholder to properly bring business before an Annual Meeting, or to propose a nominee to the Board of Directors, the stockholder must give written notice to our Secretary not less than 90 days prior to the date of our proxy materials for the preceding year’s Annual Meeting; provided, however, that if the date of the Annual Meeting is advanced more than 20 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s Annual Meeting, notice by the stockholder, to be timely, must be received not earlier than the close of business on the 120th day prior to the date of such Annual Meeting and not later than the close of business on the later of (A) the 90th day prior to the date of such Annual Meeting or (B) the tenth day following the first to occur of (i) the day on which notice of the date of the Annual Meeting was mailed or otherwise transmitted or (ii) the day on which we first make public announcement of the date of the Annual Meeting. The notice must include the stockholder’s name, record address, and number of shares owned; describe briefly the proposed business, the reasons for bringing the business before the Annual Meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require us to include in the Proxy Statement and proxy relating to an Annual Meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Advance written notice of business or nominations to the Board of Directors to be brought before the 2016 Annual Meeting of Stockholders must be given to us no later than December 26, 2015. The date on which the 2016 Annual Meeting of Stockholders is expected to be held is April 25, 2016.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2016 Annual Meeting of Stockholders, any Stockholder proposal to take action at such meeting must be received at our executive office, 225 North Main Street, Cape May Court House, New Jersey 08210, no later than November 25, 2015. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

34

MISCELLANEOUS

The cost of solicitation of proxies will be borne by Cape Bancorp, Inc. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares of common stock. In addition to solicitations by mail, our Directors, Executive Officers and regular employees may solicit proxies personally, by telegraph, telephone or other forms of communication without additional compensation. A copy of our Annual Report on Form 10-K for the year ended December 31, 2014 is available on our website at www.capebanknj.com. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to us.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ B. Matthew McCue
B. Matthew McCue
Corporate Secretary

Cape May Court House, New Jersey

March 24, 2015

35

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors Nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

01 Michael D. Devlin 02 Benjamin D. Goldman 03 Matthew J. Reynolds

02 0000000000

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. The ratification of the appointment of Crowe Horwath LLP as independent registered public accounting firm of Cape Bancorp, Inc. for the fiscal year ending December 31, 2015.	☐	☐	☐
3. The Advisory (non-binding) vote to approve the Company's executive compensation.	☐	☐	☐

NOTE: The transaction of such other business as may properly come before the Annual Meeting, and any adjournments or postponement thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000234791_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10-K is/are available at www.proxyvote.com .

CAPE BANCORP, INC.
Annual Meeting of Stockholders
April 27, 2015 9:00 AM
For Stockholders: this proxy is solicited by the Board of Directors
For ESOP and 401(k) Plan Participants: this proxy is solicited by the Trustee

The undersigned stockholder hereby appoints the official proxy committee of Cape Bancorp, Inc. (the "Company"), consisting of Agostino R. Fabietti and Frank J. Glaser or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on April 27, 2015 at 9:00 a.m., local time, at The Greate Bay Country Club, 901 Mays Landing Road, Somers Point, New Jersey, and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting.

IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3.

VOTING CUTOFF FOR ESOP AND 401(k) PLAN PARTICIPANTS IS 5:00 PM EDT ON APRIL 21, 2015.

If the undersigned is a participant in the Cape Bank ESOP and/or the Cape Bank 401(k) Plan, by signing this instruction and proxy card, or by voting by phone or Internet, the undersigned hereby directs the Trustee of the ESOP and the 401(k) Plan to vote, as designated herein, all shares of common stock with respect to which the undersigned is entitled to direct the voting at the Annual Meeting of Stockholders of Cape Bancorp to be held on April 27, 2015, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Meeting and any and all adjournments thereof.

IF PROPERLY SIGNED, DATED AND RETURNED, THE SHARES HELD ON THE UNDERSIGNED'S BEHALF IN THE ESOP AND/OR 401(K) PLAN WILL BE VOTED BY THE TRUSTEE AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3. THE TRUSTEE WILL VOTE SHARES AS TO WHICH NO DIRECTIONS ARE RECEIVED IN THE SAME RATIO AS SHARES WITH RESPECT TO WHICH DIRECTIONS HAVE BEEN RECEIVED FROM OTHER PARTICIPANTS IN THE ESOP AND 401(K) PLAN.

Continued and to be signed on reverse side

0000234791_2 R1.0.0.51160